TO BE EFFECTIVE MARCH 1, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                    STRONG SHORT-TERM GLOBAL BOND FUND, INC.

     The undersigned Assistant Secretary of Strong Short-Term Global Bond Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section
180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate "Strong Advisor Aggressive High-Yield Bond Fund" as "Strong Advisor Strategic Income Fund":

     "Paragraph A of Article IV is amended by deleting Paragraph A and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:


         CLASS                                       SERIES            AUTHORIZED NUMBER OF SHARES
         Strong Advisor Short Duration
         Bond Fund                                   Class A           Indefinite
                                                     Class B           Indefinite
                                                     Class C           Indefinite
                                                     Class Z           Indefinite
         Strong Advisor Strategic
         Income Fund                                 Class A           Indefinite
                                                     Class B           Indefinite
                                                     Class C           Indefinite'"

     This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on February 1, 2002 in accordance with Section
180.1002 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 11th day of February, 2002.

                                       STRONG SHORT-TERM GLOBAL BOND FUND, INC.


                                       By: /S/ GILBERT L. SOUTHWELL III
                                          -----------------------------
                                           Gilbert L. Southwell, III
                                           Assistant Secretary

This instrument was drafted by:

Susan Hollister
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051